RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       AMERICAN BIOGENETIC SCIENCES, INC.

It is hereby certified that:

           1. The present name of the Corporation (hereinafter called the "Corporation") is American Biogenetic Sciences, Inc., which is the name under which the Corporation was originally incorporated. The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is September 1, 1983.

           2. The provisions of the Certificate of Incorporation of the Corporation, as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument without further amendment and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

           3. The Board of Directors of the Corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

                     "RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       AMERICAN BIOGENETIC SCIENCES, INC.
                                    * * * * *

           1. The name of the Corporation is

              AMERICAN BIOGENETIC SCIENCES, INC.

           2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

           3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

           4. The aggregate number of shares which the Corporation shall have authority to issue is 53,000,000, of which (i) 50,000,000 shares, having a par value of $.001 per share, shall be Class A Common Stock, and (ii) 3,000,000 shares, having a par value of $.001 per share, shall be Class B Common Stock.

           The following sets forth the relative rights, powers, preferences and limitations of the shares of each class of stock.

               (a) The holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to the same rights and privileges, and shall share equally, share and share alike, in the distribution of any funds which the Board of Directors may declare or set aside or pay out as dividends, and shall share equally, share and share alike, in the distribution of any and all dividends and in the distribution of assets in the event of liquidation, whether voluntary or involuntary, and after the payment of all debts of the Corporation, and shall be alike in all other respects, except that each holder of Class B Common Stock shall be entitled to ten votes for each share of Class B Common Stock held by such holder, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held by such holder. The holders of the Class A Common Stock and Class B Common Stock shall vote as one class.

               (b) Each share of Class B Common Stock may be converted into one share of Class A Common Stock at the option of the holder thereof.

               (c) No person holding shares of Class B Common Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, as Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee, and upon any attempted transfer of shares not permitted hereunder said shares of Class B Common Stock shall be converted into Class A Common Stock. A Permitted Transferee shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Common Stock:

                              (i) a trust  principally  for the  benefit  of the
Class B Stockholder; and

                              (ii) a  partnership  or  corporation a majority of
the beneficial ownership of which is owned by the Class B Stockholder.

               (d) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such


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


shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Article 4. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be converted into shares of Class A Common Stock.

               (e) At any time when the number of outstanding shares of Class B Common Stock as reflected on the stock transfer books of the Corporation falls below 5% of the aggregate number of the issued and outstanding shares of the Class A Common Stock and Class B Common Stock of the Corporation, or the Board of Directors and the holders of a majority of the outstanding shares of Class B Common Stock approve the conversion of all of the Class B Common Stock into Class A Common Stock, then, immediately upon the occurrence of either such event, the outstanding shares of Class B Common Stock shall be converted into shares of Class A Common Stock. In the event of such a conversion, certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock.

               (f) Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or an entity which, possess the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note on the certificates for shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this Article 4.

               (g) The Corporation shall, at all times, reserve and keep available out of authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of

Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock.

           5. The Corporation is to have perpetual existence.

           6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

           7. Elections of Directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

           Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

           8. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

           9. No Director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (1) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the Director derived an improper personal benefit."

Signed on July 29, 1996

                                              /s/ Alfred J. Roach
                                              ---------------------------
                                              Alfred J. Roach, Chairman of the
                                              Board of Directors


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